Exhibit 10.11

CONVERSION/SETTLEMENT AGREEMENT

This Conversion/Settlement Agreement (this “Agreement”) is made effective as of February 12, 2007 (the “Effective Date”), by and among the Debentureholders (as defined below) listed on Schedule “A”, attached hereto and made a part hereof (collectively, referred to as the “Debentureholders”), and China Mobility Solutions, Inc., a Florida corporation (the “Company”).

RECITALS

WHEREAS, Company and the Debentureholders entered into certain Debenture Purchase and Warrant Agreements, dated June 30, 2005 (the “Purchase Agreement”), whereby Company issued and delivered to Debentureholders that certain Senior Convertible Debenture, dated August 15, 2005, in the aggregate original principal amount of $3,350,000 (“Debenture”). Contemporaneously therewith Company and Debentureholders entered into that certain Registration Rights Agreement (the “Registration Agreement”), whereby Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”), to register the shares of Company’s common stock issuable upon conversion of the Debenture;

WHEREAS, the Purchase Agreement, the Debenture, the Registration Agreement and all other related agreements or instruments evidencing or securing the foregoing are hereinafter sometimes collectively referred to as the “Debenture Documents”;

WHEREAS, the parties hereto desire to reduce the conversion price of the Debentures in accordance with the terms and conditions of this Agreement;

WHEREAS, in consideration for the Company reducing the conversion price of the Debentures, the Debentureholders have agreed to enter into this Agreement in settlement of any current or potential litigation between the parties.

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Debentureholders and the Company agree as follows:

AGREEMENT

1. Adjustment to Conversion Price. The conversion price of the Debentures, as set forth in Section 7(d) of the Debentures, is currently $.30 per share (“Current Conversion Price”), pursuant to a reduction under that certain Waiver/Settlement Agreement, dated May 4, 2006. Upon meeting the Closing Conditions in Section 5 below, the Current Conversion Price shall be further reduced to $.05 per share (the “Reduced Conversion Price”).

2. Conversion. Upon satisfaction of the Closing Conditions required by Section 5 herein:

(a) The undersigned Debentureholder has previously converted $150,000 principal amount of Debentures (the “Prior Conversion”) held by the Debentureholders into 500,000 shares of common stock, $.001 par value of the Company (the "Common Stock") at the Current Conversion Price. The Debentureholder shall receive an additional 2,500,000 shares of Common Stock for such Prior Conversion, as determined under the Debenture using the Reduced Conversion Price, subject to the provisions of Section 11, below.

(b) The Company shall elect to convert all accrued but unpaid penalties and interest owed by the Company relating to all Debentures held by the Debentureholder into 1,420,000 shares of Common Stock (“Interest Shares”) at the Reduced Conversion Price, as evidenced by their execution of this Agreement (collectively, the “Conversion/Settlement Agreements”), of which 380,000 Interest Shares shall be issuable upon Closing and the remaining 1,040,000 Interest Shares shall remain unissued following the Closing and shall only be issued, in full or in part, upon sixty-one (61) days prior written notice by the Debentureholder to the Company. With respect to the Interest Shares, the holding period under Rule 144 commenced on August 15, 2005, date upon which the Debentures where acquired from the Company with the full purchase price paid by Debentureholder.

(c) No further penalties and interest shall be owed by the Company to the Debentureholder for any defaults prior to the Effective Date of this Agreement. The undersigned Debentureholder shall have the right to make subsequent conversions at any time of the remaining principal amount of the Debentures not previously converted (“Supplemental Conversion Amount”), into that certain number of shares of Common Stock, as determined under the Debenture using the Reduced Conversion Price.

(d) On or after the Closing Date, subject to the terms and conditions of this Agreement, the Company will issue, convey, transfer and assign to the Debentureholder and Debentureholder shall accept from the Company all right, title and interest in and to that certain number of Common Stock shares issuable upon the conversion of the Supplemental Conversion Amount, or any unconverted portions thereof at such time, or from time to time, as the Debentureholder elects to convert that specific Supplement Conversion Amount detailed in the Notice(s) of Conversion submitted to the Company’s transfer agent. The Debentureholder shall not be required to convey, transfer and assign to the Company all right, title and interest in and to the Debentures and any Debenture Documents held by Debentureholder unless and until it elects to convert one hundred percent (100%) of the principal amount of the Debentures under the Supplemental Conversion Amount, in which case the Debentureholder shall exchange the Debentures and any Debenture Document to the Company (without the need to submit the Notice(s) of Conversion).

3. Indemnification. The Company shall indemnify and hold harmless the Debentureholder (and its respective officers, directors, members, managers, partners, employees, agents, and representatives (the “Representatives”)) against any and all claims, actions, losses, costs, damages, lawsuits, deficiencies, demands, taxes, expenses, injuries, controversies, judgments, and liabilities whatsoever, known or unknown, at law or in equity (each, a “Claim”) incurred or suffered by any of the aforementioned solely in connection with matters arising under, or directly relating to, the Conversion/Settlement Agreement and the Debenture Purchase and Warrant Agreement, dated June 30, 2005, between the Company and Debentureholder. For the avoidance of doubt, such indemnification shall not extend to special, indirect, incidental, punitive, or consequential damages, including loss of profits, that may be incurred or suffered by the Debentureholder and/or its respective Representatives.

4. Representations, Warranties and Covenants:

(a) Of the Company. The Company hereby makes the following representations, warranties and covenants in favor of the Debentureholders who are a party to the Agreement:

(i) Authorized and Validly Issued Shares. Upon the Closing and (i) the exchange of Debentures, or (ii) the receipt of the Notice of Conversion in accordance with Section 2(d) such shares of the Common Stock shall constitute duly authorized shares of the capital stock of the Company, duly authorized by the board of directors of the Company, and shall be deemed validly issued and outstanding, fully paid, nonassessable and free and clear of all liens and encumbrances arising through the actions of the Company or its directors, officers, employees or agents.

(ii) Restrictions on Issuance of Securities. Upon the Closing, the Company shall promptly instruct its transfer agent to issue the requisite shares of Common Stock pursuant to the conversion of the Debentures in accordance with this Agreement. All shares of Common Stock issued by the transfer agent shall constitute restricted securities at the time of issuance and shall be endorsed with the legends substantially in the form set forth below in Section 4(b)(viii), subject to the following:

(A) Provided the Company remains current with its reporting requirements under the Securities Exchange Act of 1934 at the time of issuance by the transfer agent, the Company shall approve the removal of restrictive legends from those shares of Common Stock transferred or issued pursuant to this Agreement under Rule 144.

(B) The Company shall make whatever filings are necessary with the SEC, whether by way of supplement or post-effective amendment to its current Amendment No. 4 to the Form SB-2 registration statement, filed with the SEC on July 25, 2006 (the “Current Registration Statement”) concerning the Underlying Common Stock, to permit the issue of common stock at the Reduced Conversion Price of $.05 per share; and

(C) The Company shall use its commercial best efforts to file, at its cost, a second registration statement (“Second Registration Statement”) covering the Common Stock that is not registered under the Current Registration Statement and the registration of Interest Shares, and shall seek to make it declared effective by the SEC on a timely basis not to exceed 75 days from the Closing (180 days if reviewed by the SEC).

(iii) “Most Favored Nation”; Piggyback Rights. If at any time within 18 months of the Closing Date, the Company shall offer, issue or agree to issue any Common Stock or Interest Shares to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Reduced Conversion Price, the Company shall lower the Reduced Conversion Price to the per share price of any equity offering made by the Company and shall issue such number of Common Stock and/or Interest Shares to the Debentureholders to reduce the Reduced Conversion Price to that of such subsequent offering. In the event of any such equity offering, the Company shall promptly give written notice to Debentureholders of the proposed registration of those additional shares under the Securities Act and shall offer such Debentureholders the right to request inclusion of the Common Stock held by such Debentureholders in the Second Registration Statement.

(iv) Authorization. Company has full right, power and authority to enter into, execute, deliver and perform its obligations under this Agreement without the necessity of obtaining any consents or approvals of, or the taking of any other action with respect to, any third parties (or if such consents, approvals or other actions are required, the same have been accomplished prior to the date hereof).

(v) Binding Agreement. This Agreement constitutes the valid, binding and enforceable agreement of Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s or secured party’s rights generally and except as enforceability may be subject to general principles of equity, whether applied in a proceeding at law or in equity.

(vi) No Conflict. The execution, delivery, and performance of this Agreement by the Company will not conflict with, or result in the breach or termination of, of constitute a default under, any lease, agreement, commitment, or other instrument to which it is a party. The transactions, or any part thereof, contemplated by this Agreement are not restrained or prohibited by any injunction, stay, order or judgment rendered by any court or other governmental agency, and, to the best of the Company’s knowledge no proceeding has been instituted or is pending in which any person or entity seeks to restrain such transactions, or any part thereof, and no threat has been made by any person or entity to seek any such restraint, attachment, sequester or other remedy.

(b) Of the Debentureholders:

(i) Litigation. Upon the Closing (as defined), each Debentureholder shall terminate any and all current, pending, or threatened litigation with the Company to which they are or may become a party, without prejudice to reinstatement if and only if the Company defaults in its obligations under this Agreement. For any such matters, the Debentureholder shall procure a stipulation of discontinuance (the “Stipulation”) along with the execution and delivery of this Agreement. The Stipulation shall be without prejudice solely with respect to the item enumerated above.

(ii) Voting. In any vote required or requested of Debentureholders under the Company’s By-laws, Certificate of Incorporation, or applicable law, each Debentureholder shall refrain from (a) voting against any nominee to the Board of Directors of the Company, and (b) any proposal designated by the current management of the Company that does not affect the Conversion.

(iii) Cooperation. Each Debentureholder shall provide the Company with any and all information needed to register the shares of Common Stock and the Interest Shares with the SEC.

(iv) Title to Debentures. Each Debentureholder represents and warrants that it is the owner of record of the Debentures.

(v) Authorization. Debentureholder has the full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Debentureholder. All organizational action required to be taken to authorize (a) the execution and delivery of this Agreement by the Debentureholder and (b) the performance by such Debentureholder of the Debentureholder's obligations hereunder has been taken.

(vi) Binding Agreement. This Agreement constitutes the valid, binding and enforceable agreement of the Debentureholders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s or secured party’s rights generally and except as enforceability may be subject to general principles of equity, whether applied in a proceeding at law or in equity.

(vii) No Conflict. The execution, delivery, and performance of this Agreement by Debentureholders will not conflict with, or result in the breach or termination of, of constitute a default under, any lease, agreement, commitment, or other instrument to which it is a party. The transactions, or any part thereof, contemplated by this Agreement are not restrained or prohibited by any injunction, stay, order or judgment rendered by any court or other governmental agency, and, to the best of the Debentureholders knowledge no proceeding has been instituted or is pending in which any person or entity seeks to restrain such transactions, or any part thereof, and no threat has been made by any person or entity to seek any such restraint, attachment, sequester or other remedy.

(viii) Legends. Notwithstanding the Company’s obligation to register the Shares of Common Stock as Interest Shares with the SEC, upon conversion of the Debentures, each certificate or other document evidencing any of the Common Stock or Interest Shares shall be endorsed with the legends substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS CHINA MOBILITY SOLUTIONS, INC. (THE “COMPANY") HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

5. Closing Condition; Conversion. The closing of the Conversion (the “Closing”) shall occur at such time as the Company has executed this Agreement and delivered the number of shares of Common Stock set forth on the signature page hereof. The date upon which the Conversion occurs shall be deemed the closing date (“Closing Date”).

6. Escrow. Prior to Closing, Debentureholders shall submit the Debenture Documents and the executed Conversion/Settlement Agreements to Phillips Nizer LLP, as escrow agent (the “Escrow Agent”). The Company shall be solely responsible for the fees and expenses of the Escrow Agent. In the event the Closing Conditions in Section 5 are not met or the Agreement is terminated, the Escrow Agent shall be instructed to return the Conversion/Settlement Agreements promptly to their original sources.

7. Release. To all whom these presents shall come or may concern, know that the Debentureholders on behalf of themselves and their heirs, executors, administrators, successors, assigns, attorneys, agents, and affiliates, and all of their respective officers, directors, members, managers, partners, employees, shareholders, heirs, executors, administrators, successors and assigns and agents (collectively, the “Releasor”) effective upon the satisfaction by the Company of all obligations under the Debenture and/or upon final conversion of the Debenture by the undersigned Debentureholder shall release and forever discharge the Company and all of its officers, directors, members, managers, partners, employees, shareholders, heirs, executors, administrators, successors and assigns and agents, including, but not limited to, placement agents and financial advisors, from any and all claims, counterclaims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, expenses and liabilities whatsoever, known or unknown, at law or in equity (“Claims”), irrespective of whether such Claims arise out of contract, tort, violation of laws or regulations or otherwise, including any derivative suits on behalf of the Company, which Releasors, individually or collectively, ever had, now has or hereafter can, shall or may have against the Company, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date of this Release solely in connection with matters arising under, or directly relating to, the Conversion/Settlement Agreement and/or the Debenture Purchase and Warrant Agreement, dated June 30, 2005, between the Company and Debentureholder. For the avoidance of doubt, such indemnification shall not extend to special, indirect, incidental, punitive, or consequential damages, including loss of profits, that may be incurred or suffered by the Debentureholder and/or its respective Representatives. Without limiting the generality of the foregoing, the term “Claims” shall include, without limitation, any loss, liability, expense and/or detriment, of any kind or character, in any way arising out of, connected with, or resulting from the acts or omissions of the Company or any of them, including, without limitation, the contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate, any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, cause of action or defenses based on the negligence of the Company or the Company’s predecessors, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, fraud, mistake, deceptive trade practices, libel, slander, conspiracy, or any claim for wrongfully taking any action in connection with the Debentures and the Debenture Documents.

(a) This Release is accepted by the Company as a condition to Debentureholders executing this Agreement and Releasor expressly agrees that this Release survives the termination of this Agreement.

(b) Releasor hereby represents and warrants to the Company that it has not assigned, pledged, or contracted to assign or pledge or otherwise disposed of any of the Claims.

(c) This Release shall be binding upon Releasor and its legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

(d) This Release includes a release of, and shall inure to the benefit of, all the Company and its respective legal representatives, successors, assigns, directors, trustees, officers, agents, servants, employees and attorneys, past, present and future.

(e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, RELEASOR DOES HEREBY INTENTIONALLY, KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ITS RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RELEASE (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS RELEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS RELEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THE FOREGOING WAIVER BY RELEASOR IS A MATERIAL INDUCEMENT FOR THE COMPANY TO ACCEPT THIS RELEASE AND ENTER INTO THIS AGREEMENT.

(f) Releasor hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Release, that it has read the provisions of this Release, and that it is fully aware of its contents and legal effect.

(g) Releasor hereby acknowledges that it has not relied upon any representation of any kind made by the Company in making the foregoing release.

8. Waiver. Each of the parties hereby waives any breach or non-compliance with the Debenture or Debenture Documents, as applicable, by any of the parties hereto prior to the date of this Agreement.

9. Non-disclosure. Neither party shall disclose, announce or otherwise inform any third parties that are not a party to this transaction, including but not limited to the media, any material non-public information regarding the parties hereto or the fact that this Agreement was entered into, including the terms and conditions thereof, except as required in order to consummate the Conversion, without the other party’s written consent, and the Debentureholders shall execute a Registration FD Disclosure Agreement until the Closing is executed between the parties.

10. Remedies. In the event of a breach of this Agreement by Company or the Debentureholders, the parties agree that the Debentureholders shall be entitled to terminate this Agreement without notice to Company and proceed with any and all remedies available to them under the Debenture Documents and this Agreement.

11. Maximum Exercise. Upon conversion of the Debentures and Closing hereunder, the Debentureholder shall receive 1,927,670 number of shares of Common Stock and, subsequently, may request any additional shares of Common Stock issuable to the Debentureholder hereunder, provided that all issuances hereunder do not result in beneficial ownership by the Debentureholder and its affiliates of more than 4.99% of the outstanding Common Stock at any time. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Debentureholder to the Company.

12. Miscellaneous.

(a) Notices. Any notice, demand, request, statement or consent made hereunder shall be delivered hereunder shall be made in accordance with and governed by the notice provision contained in the Debenture Documents.

(b) Modifications, Waivers, Etc. No waiver, and no modification, amendment, discharge, or change of the Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is sought.

(c) Successors or Assigns. This Agreement shall inure to the benefit of and shall be binding upon all successors and assigns of the parties hereto.

(d) Further Assurances. All parties to this Agreement agree to execute any additional documents as necessary to fulfill the intent of this Agreement.

(e) Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same.

(f) Entire Agreement. This Agreement and the Schedules hereto reflect the entire understanding of the parties with respect to the subject matter herein, contained and supersedes any prior agreements, whether written or oral, in regard thereto.

(g) Full Force and Effect. Except as expressly modified herein, all terms of the Debenture Documents shall be and shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company and the Debentureholders.

(h) Severability. In the event that any of the provisions of this Agreement are held to be unenforceable under applicable law or are so held by court decision of a court having competent jurisdiction, the remaining portions of this Agreement will remain in full force and effect.

(i) Governing Law. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. The parties hereto agree that the exclusive forum for the resolution of disputes hereunder shall be the state or federal courts located in New York County, New York, and hereby waive any objection thereto on the basis of personal jurisdiction and venue.

(j) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same agreement among the parties.

(k) Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(l) Captions. The captions to the Sections and paragraphs of the Agreement are for the convenience of the parties only, and are not a part of this Agreement.

(m) Attorneys’ Fees. If any party shall breach this Agreement, the non-breaching party shall be entitled to recover all costs, changes, and expenses of enforcing this Agreement including reasonable attorneys’ fees, paralegals’ fees, and costs, which reasonable fees shall include any such fees incurred in any trial or appellate proceedings.

(n) Survival of Representations, Warranties and Covenants. All representations, warranties, covenants, the release in Section 7, and other agreements contained herein and in all documents delivered hereunder shall survive any termination of this Agreement and continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

 1,547,670
Number of Shares of Common Stock issuable upon conversion under Section 2(a)

380,000
Number of Interest Shares issuable under Section 2(b)

By:___________________________

By:___________________________

Name:_________________________

Title:_________________________

China Mobility Solutions, Inc.

By:	/s/ Xiao-qing Du
Xiao-qing Du
Title Chief Executive Officer